SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                   FORM 8-K/A
                                   ----------
                                 Amendment No. 1

                     Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934



                                  May 22, 1997
                        (Date of earliest event reported)


                      SAFETY COMPONENTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                 0-23938
    (State or  other   jurisdiction  of          (Commission  File  Number)
       incorporation or organization)


                                     33-0596831
                         (I.R.S.  Employer Identification No.)

                               3190 Pullman Street
                             Costa Mesa, California
                    (Address of principal executive offices)



                                      92626
                                   (Zip Code)


        Registrant's telephone number, including area code (714) 662-7756

                                 Not Applicable
         (Former name or former address, if changed since last report)


                               Page 1 of 24 pages

         This Form 8-K/A, Amendment Number 1, amends and supplements the Form 8-K (the "Original Form 8-K") filed by Safety Components International, Inc. on June 6, 1997. The purpose of this Amendment Number 1 is to amend Item 7 of the Original Form 8-K as set forth below.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     Item 7 is hereby amended to read in full as follows:

(a)  Financial Statements


     Predecessor Financial Statements:
     Valentec International Corporation Financial Statements
          Report of Independent Accountants
          Balance Sheet as of March 31, 1997
          Statement of Operations and Accumulated Deficit for the Year
               Ended March 31, 1997
          Statement of Cash Flow for the Year Ended March 31, 1997 Notes to Financial Statements


(b)  Pro Forma Unaudited Financial Information

     The unaudited pro forma combined balance sheet of Safety Components International, Inc. (Safety Components or the Company) and Valentec International Corporation (Valentec) as of March 31, 1997 reflect adjustments as if the acquisition of all of the issued and outstanding stock of Valentec by Safety Components had taken place on March 31, 1997. The unaudited pro forma statement of operations for the twelve months ended March 31, 1997 reflect adjustments as if the acquisition of Valentec had occurred on April 1,1996, the beginning of Safety Components' fiscal year. The acquisition is being accounted for using the purchase method. Certain transactions occurred subsequent to the acquisition of Valentec which are included in the Pro Forma Unaudited Financial Information under the heading Subsequent Financing Transactions.

     The financial statements of Safety Components and Valentec are based on their fiscal years ending March 31. The acquisition of Phoenix Airbag GmbH (Phoenix Airbag) was consummated on August 6, 1996. In order to present the pro forma combined financial statements based on Safety Components' fiscal year ended March 31, 1997, Phoenix Airbag's results for the period from April 1, 1996 through August 5, 1996 are being included.

     The unaudited pro forma combined financial statements reflect Safety Components' allocation of the purchase price, including transaction costs, of approximately $14.3 million to the assets and liabilities of Valentec based upon Safety Components' appraised values of the relevant assets acquired and liabilities assumed. The final allocation of the purchase price may vary as additional information is obtained, and accordingly, the ultimate allocation may differ from those used in the unaudited pro forma financial statements. Such final allocation is not expected to be materially different.

     The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial statements and related notes of Valentec appearing in Item 7 (a) of this current report on Form 8-K and the historical financial statements, related notes and Management's Discussion and Analysis of Consolidated Financial Condition and Results of Operations of Safety Components for the year ended March 31, 1997 previously filed with the Securities and Exchange Commission. The pro forma information is not necessarily indicative of the results that would have been reported had the acquisition actually occurred on the dates specified, nor is it necessarily indicative of the future results of the combined companies.

  SAFETY COMPONENTS INTERNATIONAL, INC. AND VALENTEC INTERNATIONAL CORPORATION
                                   UNAUDITED
                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                 MARCH 31, 1997
                                 (in thousands)



                                                                                       Pro Forma       Subsequent
                                            Company     Valentec     Acquisition      Acquisition      Financing
                                            3/31/97     3/31/97      Adjustments         Totals       Transactions    Pro Forma
                                            -------     --------    --------------    -----------     ------------    ---------

Net sales                                   $83,958     $14,026       $9,654   (a)      $107,638        $    -        $107,638

Cost of goods sold                           64,130      12,144        6,428   (b)        82,702             -          82,702
Product launch costs                          1,761           -            -               1,761                         1,761
Depreciation                                  2,043         546          249   (b)         2,838             -           2,838
                                            -------     -------       ------            --------        ------        --------
        Gross Profit                         16,024       1,336        2,977              20,337             -          20,337


Selling and marketing expenses                1,375           -          503   (c)         1,878             -           1,878
General and administrative expenses           5,697       1,683          675   (d)         8,055             -           8,055
Amortization                                    348           -          662   (e)         1,010             -           1,010
                                            -------     -------       ------            --------        ------        --------
        Operating Income                      8,604        (347)       1,137               9,394             -           9,394
                                            -------     -------       ------            --------        ------        --------

Other expense (income)                          444        (538)         605   (f)           511             -             511

Interest expense, net                         1,319       1,183          138   (g)         2,640           221  (i)      2,861
                                            -------     -------       ------            --------        ------        --------
        Income (loss) before taxes            6,841        (992)         394               6,243          (221)          6,022

Provision for income taxes                    2,995        (286)         175   (h)         2,884           (88) (j)      2,796
                                            -------     -------       ------            --------        ------        --------

Income (loss) from continuing
  operations                               $  3,846     $  (706)      $  219            $  3,359        $ (133)       $  3,226
                                            =======     =======       ======            ========        ======        ========

Per Share Information:

Weighted average pro forma shares
  outstanding                                                                                                            5,021
                                                                                                                         =====
Pro forma income from continuing
  operations                                                                                                             $ .64
                                                                                                                         =====

 The Accompanying Notes to the Unaudited Pro Forma Financial Information are an
                         Integral Part of this Schedule.

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                 (in thousands)

                                                                                              Twelve Months
                           REF                     ADJUSTMENTS                                March 31, 1997
                           ---                     -----------                               ----------------

Net sales                  (a)     Eliminate intercompany sales between SCI and Valentec          $(2,727)
                                   Revenues for Phoenix prior to
                                     August 5, 1996 (acquisition date)                             12,381
                                                                                                  -------
                                                                                                    9,654

Cost of sales              (b)     Eliminate intercompany cost of sales between
                                     SCI and  Valentec                                             (2,727)
                                   Depreciation for Phoenix prior to acquisition                      249
                                   Cost of Goods Sold for Phoenix prior to acquisition              9,155
                                                                                                  -------
                                                                                                    6,677
                                                                                                  -------
Increase in gross profit                                                                            2,977

Selling and marketing
  expense                  (c)     Selling and marketing for Phoenix prior to acquisition             503

General and
  administrative expense   (d)     General and administrative for Phoenix prior to acquisition        675


Goodwill amortization      (e)     Amortization of Phoenix goodwill prior to acquisition              153
                                   Amortization of Valentec goodwill                                  509
                                                                                                  -------
                                                                                                      662
                                                                                                  -------
Increase to operating income                                                                        1,137
                                                                                                  -------

Other expense (income)     (f)     Eliminate Valentec investment income related to SCI                605
                                                                                                  -------
                                                                                                      605

Interest expense (income)  (g)     Eliminate historical interest expense of Valentec               (1,227)
                                   Eliminate historical interest expense of SCI                    (1,555)
                                   Interest expense for Phoenix prior to acquisition                  463
                                   Amortization of deferred financing costs                            40
                                   Interest expense related to SCI and Valentec under existing
                                   and new financing arrangements                                   2,417
                                                                                                  -------
                                         Pro forma adjustment required                                138
                                                                                                  -------
Increase in income before income taxes                                                                394
                                                                                                  -------

Income taxes               (h)     Income taxes related to Phoenix prior to acquisition date          473

                                   Income tax benefit attributable to additional
                                     interest expense on new debt                                      55
                                   Income tax benefit attributable to Valentec losses                (353)
                                                                                                  -------
                                                                                                      175
                                                                                                  -------
Increase in income before extraordinary item and
   cummulative effect of change in accounting principle                                           $   219
                                                                                                  =======


 The Accompanying Notes to the Unaudited Pro Forma Financial Information are an
                       Integral Part of these Adjustments.

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                       SUMMARY OF SUBSEQUENT TRANSACTIONS
                                 (in thousands)


                                                                                              Twelve Months
                           REF                     ADJUSTMENTS                                March 31, 1997
                           ---                     -----------                               ----------------


Interest Expense           (i)     Increase in SCI interest expense due to mortgage
                                     financing from Bank Austria                                 $ 563
                                   Increase in SCI interest expense due to new equipment
                                     financing                                                     160
                                   Increase amortization of deferred financing costs
                                     incurred from Bank Austria                                     15
                                   Eliminate historical interest expense for long-term
                                     debt repaid from subsequent transactions                     (517)
                                                                                                 -----
                                         Pro forma adjustment required                             221

Income taxes               (j)     Income tax benefit attributable to additional interest
                                     subsequent financing transactions                             (88)
                                                                                                 -----
Decrease in net income                                                                           $ 133
                                                                                                 =====

The Accompanying Notes to the Unaudited Pro Forma Financial Information are an
                       Integral Part of these adjustments.

  SAFETY COMPONENTS INTERNATIONAL, INC. AND VALENTEC INTERNATIONAL CORPORATION
                                   UNAUDITED
                        PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1997
                                 (in thousands)

                                                                                         Pro Forma     Subsequent
                                                  Company    Valentec    Acquisition    Acquisition    Financing
                                                  3/31/97    3/31/97     Adjustments      Totals      Transactions       Pro Forma
                                                  -------    --------    -----------    -----------   ------------      ----------

Cash and cash equivalents                         $ 8,320    $    37     $ (6,792) (a)   $  1,565       $2,855 (l)       $  4,420
Accounts receivable, net                           11,751      2,181            -          13,932            -             13,932
Inventories                                         6,378      1,225            -           7,603            -              7,603
Prepaid and other                                     870      1,413         (762) (b)      1,521            -              1,521
                                                  -------    -------     --------        --------       ------           --------
    Current Assets                                 27,319      4,856       (7,554)         24,621        2,855             27,476
                                                  -------    -------     --------        --------       ------           --------

Property, plant and equipment, net                 28,295      4,605           -   (c)     32,900            -             32,900
Receivable from affiliate                           4,348          -       (4,348) (d)          -            -                  -
Goodwill, net                                      10,991          -       12,715  (e)     23,706            -             23,706
Other assets                                        2,454     11,047      (10,133) (f)      3,368          150 (m)          3,518
                                                  -------    -------     --------        --------       ------           --------
     Total Long Term Assets                        46,088     15,652       (1,766)         59,974          150             60,124
                                                  -------    -------     --------        --------       ------           --------
      Total Assets                                $73,407    $20,508     $ (9,320)       $ 84,595       $3,005           $ 87,600
                                                  =======    =======     ========        ========       ======           ========


Accounts Payable                                  $ 7,792    $ 2,874     $      -        $ 10,666       $    -            $10,666
Payable to affiliates                                   -      5,494       (5,494) (g)          -            -                  -
Earnout payable                                     2,211          -            -           2,211            -              2,211
Accrued liabilities                                 2,476      1,945                        4,421            -              4,421
Current portion of debt                             3,085        571          348  (h)      4,004        1,079 (n)          5,083
                                                  -------    -------     --------        --------       ------           --------
     Total Current Liabilities                     15,564     10,884       (5,146)         21,302        1,079             22,381
                                                  -------    -------     --------        --------       ------           --------

Long term portion of debt                          21,296      7,004       (3,540) (i)     24,760        1,926 (o)         26,686
Other Long Term Liabilities                         1,273      6,146       (4,160) (j)      3,259            -              3,259
                                                  -------    -------     --------        --------       ------           --------
     Total Liabilities                             38,133     24,034      (12,846)         49,321        3,005             52,326
                                                  -------    -------     --------        --------       ------           --------

Stockholders' equity:

Preferred stock                                         -          -            -               -            -                  -
Common stock                                           51         22          (22) (k)         51            -                 51
Common stock warrants                                   1          -            -               1            -                  1
Additional paid-in capital                         30,062        428       13,264  (k)     43,754            -             43,754
Treasury stock                                     (1,647)         -      (13,692) (k)    (15,339)           -            (15,339)
Retained earnings (accumulated deficit)             9,183     (3,976)       3,976           9,183            -              9,183
Cumulative translation adjustment                  (2,376)         -            -          (2,376)           -             (2,376)
                                                  =======    =======     ========        ========       ======           ========
    Total Liabilities and Equity                  $73,407    $20,508     $ (9,320)       $ 84,595       $3,005           $ 87,600
                                                  =======    =======     ========        ========       ======           ========


 The Accompanying Notes to the Unaudited Pro Forma Financial Information are an
                         Integral Part of this Schedule.

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                       UNAUDITED PRO FORMA BALANCE SHEET
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                 (in thousands)

                                     ASSETS


                                                                                                  As of
                           REF                     ADJUSTMENTS                                March 31, 1997
                           ---                     -----------                               ----------------


Cash and cash equivalents  (a)     Payment for professional and other acquisition fees           $   (600)
                                   Payment for debt financing fees KeyBank                           (200)
                                   Paydown  of SCI's  notes  payable  to Bank of America           (5,192)
                                   Paydown of Valentec's notes payable to VIL                        (800)
                                                                                                 --------
                                                                                                   (6,792)

Prepaid and other          (b)     Reduce Valentec's current portion of deferred tax assets
                                     due to the reduction of deferred  tax liability                 (762)
                                                                                                 --------

Decrease in current assets                                                                         (7,554)
                                                                                                 --------

Property and
     equipment, net        (c)     Adjustment to property, plant and equipment to book
                                     value for Valentec                                            (1,498)
                                   Eliminate accumulated depreciation accounts of Valentec          1,498
                                                                                                 --------
                                                                                                        -
                                                                                                 --------

Receivable from
affiliate                  (d)     Eliminate intercompany receivable balance between
                                     SCI and Valentec                                              (4,348)
                                                                                                 --------

Goodwill                   (e)     Goodwill from acquisition of Valentec                           12,715
                                                                                                 --------

Other assets               (f)     Write-up Valentec's investment in SCI prior to
                                     acquisition                                                    3,359
                                   Record SCI's investment in Valentec                             13,692
                                   Reclass Valentec's investment in SCI as Treasury Stock         (13,692)
                                   Eliminate SCI's investment in Valentec in consolidation        (13,692)
                                   Record debt acquisition costs related to financings                200
                                                                                                 --------
                                                                                                  (10,133)
                                                                                                 --------

Increase in long term assets                                                                       (1,766)
                                                                                                 --------
Increase in total assets                                                                         $ (9,320)
                                                                                                 ========

The Accompanying Notes to the Unaudited Pro Forma Financial Information are an
                       Integral Part of these adjustments.

                     SAFETY COMPONENTS INTERNATIONAL, INC.
                  UNAUDITED PRO FORMA BALANCE SHEET - CONTINUED
                        SUMMARY OF PRO FORMA ADJUSTMENTS
                                 (in thousands)

                             LIABILITIES AND EQUITY



                                                                                                  As of
                           REF                     ADJUSTMENTS                                March 31, 1997
                           ---                     -----------                               ----------------


Accounts  payable to
  affiliates               (g)     Eliminate  intercompany  balance  between
                                     Valentec and SCI                                            $ (4,348)
                                   Replace Valentec's short term note payable to VIL
                                     with SCI's note to VIL                                        (1,146)
                                                                                                 --------
                                                                                                   (5,494)

Current portion of
  long-term debt           (h)     Repayment of SCI's note payable with Bank of America -
                                     current portion                                               (2,248)
                                   Record current portion of debt with Key Bank                     2,250
                                   Record current portion of SCI note payable to VIL                  346
                                                                                                 --------
                                                                                                      348

Long term portion of debt  (i)     Repayment of SCI's notes payable to Bank of America NT&SA      (17,944)
                                   Record long term portion of SCI note payable to VIL              1,654
                                   Record long-term portion of debt with KeyBank                   12,750
                                                                                                 --------

Other long term
  liabilities              (j)     Reverse Valentec's    deferred   tax   liability
                                     associated with investment in SCI stock,
                                     net of  noncurrent  deferred  tax assets                      (2,506)
                                   Retire Valentec's note payable to VIL                           (1,654)
                                                                                                 --------
                                                                                                   (4,160)
                                                                                                 --------
Decrease in total liabilities                                                                     (12,846)
                                                                                                 --------

Stockholders' equity
  (capital deficiency)     (k)     Eliminate Valentec's common stock                                  (22)
                                   Eliminate Valentec's additional paid-in capital                   (428)
                                   Eliminate Valentec's historical retained deficit                 3,976
                                   Record Treasury Stock for stock acquired from Valentec         (13,692)
                                   Issuance of common stock in connection with
                                     purchase of Valentec                                          13,692
                                                                                                 --------
Increase in stockholders'
  equity (capital deficiency)                                                                       3,526
                                                                                                 --------

Decrease in liabilities and stockholders' equity (capital deficiency)                            $ (9,320)
                                                                                                 ========


The Accompanying Notes to the Unaudited Pro Forma Financial Information are an
                       Integral Part of these adjustments.

                      SAFETY COMPONENTS INTERNATIONAL, INC.
                        UNAUDITED PRO FORMA BALANCE SHEET
                       SUMMARY OF SUBSEQUENT TRANSACTIONS
                                 (in thousands)

                                     ASSETS

                                                                                                  As of
                           REF                     ADJUSTMENTS                                March 31, 1997
                           ---                     -----------                               ----------------

Cash and cash equivalents  (l)     Proceeds from equipment refinancing                            $   850
                                   Proceeds from Bank Austria mortgage                              7,500
                                   Payment of deferred financing costs for Bank Austria              (150)
                                   Repayment of Valentec  revolving facility                       (1,424)
                                   Repayment of Valentec term note                                 (3,921)
                                                                                                  -------
                                                                                                    2,855

                           (m)     Record deferred financing costs for Bank Austria                   150
                                                                                                  -------
Increase in total assets                                                                          $ 3,005
                                                                                                  =======



                             LIABILITIES AND EQUITY


Current portion of
long-term debt             (n)     Record current portion of mortgage with Bank Austria          $   750
                                   Record current portion of Transamerica equipment
                                     financings                                                      329
                                                                                                 -------
                                                                                                   1,079

Long term portion of debt  (o)    Repayment of Valentec equipment notes                           (1,150)
                                  Repayment of Valentec revolving credit facility                 (1,424)
                                  Repayment of Valentec term note                                 (3,921)
                                  Record long-term portion of Transamerica
                                    equipment financings                                           1,671
                                  Record long-term portion of mortgage with Bank Austria           6,750
                                                                                                 -------
                                                                                                   1,926
                                                                                                 -------
Increase in total liabilities                                                                    $ 3,005
                                                                                                 =======

The Accompanying Notes to the Unaudited Pro Forma Financial Information are an
                       Integral Part of these adjustments.

              SAFETY COMPONENTS INTERNATIONAL, INC. AND SUBSIDIARY

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS



NOTE 1  CONSUMMATED TRANSACTION

Valentec Acquisition

         Valentec is a high volume manufacturer of stamped and precision machine products in the automotive, commercial and defense industries. Immediately prior to the acquisition by the Company of all of the issued and outstanding stock of Valentec, merger, Valentec sold its wholly-owned subsidiary, Valentec International Limited ("VIL") for a nominal amount. Upon the divestiture of VIL, the Company assumed a demand note payable to VIL of $800,000 and a 5 year note payable aggregating $2.0 million (see Note 3) in connection with certain intercompany obligations between Valentec and VIL. The Company estimates direct acquisition costs to be approximately $600,000. The stock of the Company, 1,379,200 shares, previously held by Valentec was reacquired and will be recorded as treasury shares at fair value. Goodwill has been estimated at $12.7 million and will be amortized over 25 years as of March 31, 1997, and such amount has been included in these pro forma financial statements. Amortization of goodwill has been included in the accompanying unaudited pro forma consolidated statements of operations amounting to approximately $509,000 for the year ended March 31, 1997. Additionally, the Company had certain related transactions, which have been eliminated for pro forma presentation. Goodwill as of the date of this filing has been estimated at $16.8 million. The change in the original estimate is due to operating losses at Valentec and certain intercompany transactions. The Company does not expect goodwill to change materially from this latest estimate.


NOTE 2  PRINCIPLES OF ACCOUNTING FOR UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
           STATEMENTS

         The historical consolidated financial statements include the accounts of the Company and its substantially-owned subsidiaries. The accounts of Phoenix Airbag ("Phoenix"), which was acquired by the Company on August 6, 1996, have been included in the Company's historical consolidated financial statements beginning August 6, 1996 (date of acquisition). Accordingly, management adjusted, on a pro forma basis, the historical accounts for Phoenix based on its actual results of operations for the year ended March 31, 1997.

         For the year ended March 31, 1997, the accompanying unaudited pro forma consolidated statements of operations have been adjusted to reflect, on a pro forma basis, the historical results of Phoenix for a full year, and management's estimates of costs and expenses for the period April 1, 1996 through August 5, 1996 as follows (in thousands):


      Net sales                                             $12,381
      Cost of sales                                           9,155
      Depreciation                                              249
      Selling, general and administrative expenses            1,178
      Amortization of goodwill                                  153
      Interest expense                                           83
      Income tax expense                                        473
                                                            -------
      Increase in net income                                $ 1,090
                                                            =======


NOTE 3  LONG-TERM OBLIGATIONS


         The Credit Agreement with KeyBank provided for a Term Loan in the principal amount of $15.0 million and (ii) a Revolving Credit Facility in the aggregate principal amount of $12.0 million. The indebtedness under the Credit Agreement is secured by substantially all the assets of the Company. The loans under the Credit Agreement will mature on May 31, 2002. The Credit Agreement contains certain restrictive covenants that impose limitations upon, among other things, the Company's ability to change its business; merge, consolidate or dispose of assets; incur liens; make loans and investments; incur indebtedness;

pay dividends and other distributions; engage in certain transactions with affiliates; engage in sale and lease-back transactions; enter into lease agreements; and make capital expenditures. During July 1997 the Company's existing Credit Facility with Key Bank was converted into a $27.0 million revolving credit facility, for an initial five year term bearing interest at LIBOR plus 1.00% with a commitment fee of 0.25% for any unused portion, with the remaining terms and conditions, being similar, to the existing revolving credit facility. The Company incurred approximately $200,000 of financing fees for the KeyBank Credit Facility.

         Effective as of May 22, 1997, the Company completed the acquisition of Valentec. The Company assumed all of Valentec's outstanding obligations as of that date, including two term notes of approximately $5.1 million, excluding net of assets held by the lender, a revolving line of credit of approximately $1.4 million, as of March 31, 1997 and equipment financings of approximately $1.1 million as of March 31, 1997. Approximately $6.5 million of such indebtedness described in this paragraph was retired in May and June 1997 from the proceeds received from the Bank Austria mortgage note (see below).

         In connection with the acq acquisition of Valentec, the Company assumed a note payable to VIL amounting to $2.0 million, payable in 60 monthly installments of approximately $39,600, together with interest at 7.0% per annum. Interest expense of $140,000 has been included in the unaudited pro forma consolidated statement of operations.

         On June 4, 1997, the Company obtained a $7.5 million mortgage note facility with Bank Austria. The note is payable in semi-annual installments through March 31, 2007 and bears an interest rate of 7.5%. The note is secured by the assets of the Company's Czech Republic facility. The Company increased interest expense in the accompanying unaudited pro forma consolidated statement of operations by $563,000 for these borrowings assuming they were outstanding for the year ended March 31, 1997.

Deferred Financing Costs

         Deferred financing costs, included in other assets, will arise from the KeyBank Credit Facility and the subsequent transactions (see Note 5). Costs will be capitalized and amortized using the effective interest method. Amounts charged to interest expense in the accompanying unaudited pro forma consolidated statements of operations amounted to $55,000.


NOTE 4  INCOME TAXES

         As discussed in Note 1, in connection with the acquisition of Valentec, the Company received 1,379,200 treasury shares. The historical financial statements of Valentec have a carrying value of $10.3 million and a corresponding deferred income tax liability of $3.4 million. The shares are recorded at their estimated fair value of $13.7 million, an increase adjustment of $3.4 million, in the accompanying unaudited pro forma consolidated balance sheet. Since management intends to merge Valentec with the Company in the second quarter of fiscal 1998, no deferred income tax liability is recorded in the accompanying unaudited pro forma consolidated balance sheet. The Company also recorded a tax benefit for additional expenses, which are deductible for income tax purposes and included in the pro forma presentation.


NOTE 5  SUBSEQUENT TRANSACTIONS

         Subsequent to the acquisition of Valentec, the Company entered into certain financing arrangements. On June 4, 1997, the Company obtained a $7.5 million mortgage note facility with Bank Austria (see Note 3). The proceeds were used to repay approximately $6.5 million of debt obligations assumed by the Company as part of the acquisition of Valentec. In connection with this mortgage the Company incurred approximately $150,000 of financing fees. Additionally, the Company replaced certain existing capital lease obligations with new capital lease obligations with similar terms. These transactions are collectively known as the "Subsequent Transactions".

                        REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders
of Valentec International Corporation


         In our opinion, the accompanying balance sheet and the related statements of operations and accumulated deficit, and of cash flows for the year then ended, present fairly, in all material respects, the financial position of Valentec International Corporation, excluding Valentec International, Ltd. as of March 31, 1997, and the results of operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting policies used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PRICE WATERHOUSE LLP

Costa Mesa, California
May 22, 1997

                       VALENTEC INTERNATIONAL CORPORATION

                            HISTORICAL BALANCE SHEET
                       EXCLUDING ASSETS AND LIABILITIES OF
                      VALENTEC INTERNATIONAL, LTD (NOTE 1)
                        For the Year Ended March 31, 1997
                                 (in thousands)

ASSETS

Current assets:
  Cash                                                               $    37
  Accounts receivable, net of
  allowance for doubtful accounts of $52                               2,181
  Inventories (Notes 2 and 3)                                          1,225
  Deferred income taxes (Notes 2 and 6)                                  762
  Prepaid expenses and other                                             651
                                                                     -------
         Total current assets                                          4,856
Property and equipment, net of accumulated depreciation
  of $1,498 (Notes 2 and 3)                                            4,605
Other assets (Notes 2 and 3)                                             714
Investment in affiliate (Notes 2 and 11)                              10,333
                                                                     -------
         Total assets                                                $20,508
                                                                     =======
LIABILITIES AND CAPITAL DEFICIENCY
Current liabilities:
  Accounts payable                                                   $ 2,874
  Payable to affiliate (Note 4)                                        4,348
  Accrued liabilities (Notes 3 and 7)                                  1,945
  Current portion of note payable to affiliate (Note 4)                1,146
  Current portion of long-term obligations (Note 5)                      571
                                                                     -------
         Total current liabilities                                    10,884
  Long-term obligations (Note 5)                                       7,004
  Note payable to affiliate (Note 4)                                   1,654
  Other long-term liabilities (Notes 3 and 7)                          2,436
  Deferred income taxes (Notes 2 and 6)                                2,056
                                                                     -------
         Total liabilities                                            24,034
                                                                     -------
Commitments and contingencies (Note 7)
Capital deficiency (Note 11):
  Common stock, $.01 par value per share,
   3,000,000 shares authorized;
   2,160,000 shares issued and outstanding                                22
   Additional paid-in capital                                            428
   Accumulated deficit                                                (3,976)
                                                                     -------
         Total capital deficiency                                     (3,526)
                                                                     -------
         Total liabilities and capital deficiency                    $20,508
                                                                     =======

                       See notes to financial statements.

                       VALENTEC INTERNATIONAL CORPORATION

           HISTORICAL STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
          EXCLUDING OPERATIONS OF VALENTEC INTERNATIONAL LTD. (NOTE 1)
                        For the Year Ended March 31, 1997
                                 (in thousands)

Net revenues (Notes 2 and 9):
  Trade revenues                                                    $11,403
  Sales to affiliates                                                 2,623
         Total revenues                                              14,026
Cost of revenues                                                     12,690
         Gross profit                                                 1,336
Selling and marketing expenses                                           99
General and administrative expenses                                   1,584
                                                                    -------
         Operating loss                                                (347)
Other expense                                                            67
Interest expense                                                      1,183
Income from investment in affiliate (Notes 2 and 11)                    605
                                                                    -------
         Loss before income taxes                                      (992)
Income tax benefit (Notes 2 and 6)                                     (286)
         Net loss                                                      (706)
Accumulated deficit, beginning of year                               (3,270)
                                                                    -------
Accumulated deficit, end of year                                    $(3,976)
                                                                    =======

                       See notes to financial statements.

                       VALENTEC INTERNATIONAL CORPORATION

                       HISTORICAL STATEMENT OF CASH FLOWS
          EXCLUDING CASH FLOWS OF VALENTEC INTERNATIONAL, Ltd. (NOTE 1)
                        For the Year Ended March 31, 1997
                                 (in thousands)

Cash flows from operating activities:
  Net loss                                                          $ (706)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Depreciation and amortization                                      546
    Net Income from investment in affiliate                           (605)
    Other                                                               28
    Changes in operating assets and liabilities:
         Accounts receivable, net                                    1,585
         Inventories                                                  (111)
         Deferred income taxes                                        (407)
         Prepaid expenses and other                                   (158)
         Accounts payable                                              415
         Accrued liabilities                                           415
         Reserve for litigation                                     (1,176)
                                                                    ------
         Other liabilities                                          (2,901)
                                                                    ------

  Net cash used in operating activities                             (3,075)
                                                                    ------

Cash flows from investing activities:
  Additions to property and equipment                               (1,116)
  Proceeds from sale of fixed assets                                 1,119
  Proceeds from sale of building                                     1,185
                                                                    ------
         Net cash  provided  by  investing  activities               1,188
                                                                    ------
Cash  flows  from financing activities:
  Net repayments under long-term obligations                        (1,193)
  Repayment of advances from affiliates                             (1,237)
  Net Borrowings from affiliates                                     3,031
                                                                    ------
         Net cash provided by financing activities                     601
Increase in cash and cash equivalents                               (1,286)
Cash and cash equivalents, beginning of year                         1,323
                                                                    ------
Cash, end of year                                                   $   37
                                                                    ======

Supplemental disclosure of cash flow information:

Cash paid during the year for:
  Interest                                                          $1,199
  Income taxes                                                           8

                       See notes to financial statements.

                       VALENTEC INTERNATIONAL CORPORATION

                    NOTES TO HISTORICAL FINANCIAL STATEMENTS
                     EXCLUDING VALENTEC INTERNATIONAL, LTD.


Note 1  Organization and Basis of Presentation

     On April 27, 1993, the management of Valentec International Corporation and subsidiaries ("Valentec") completed a management buyout (the "Acquisition") from its parent company, Insilco Corporation. Subsequent to the Acquisition, certain of Valentec's business entities were transferred into a new subsidiary, Safety Components International, Inc., ("SCI") which completed its initial public offering in May 1994. The purchase price for the assets and liabilities retained by Valentec in May 1994 was $3.7 million with the excess of purchase price over the fair value of the net assets acquired of $2.8 million allocated to goodwill. The effects of the acquisition were "pushed down" to Valentec. In fiscal 1996, goodwill was determined to be unrecoverable and charged to operations.

     Effective as of May 22, 1997, Valentec, upon the close of its statutory tax-free stock-for-stock exchange with SCI (Note 11), divested itself of its 88.8% owned United Kingdom subsidiary, Valentec International Limited ("VIL"). Accordingly, the accompanying financial statements include only the assets and liabilities, revenues and expenses of Valentec acquired by SCI (hereinafter defined as the "Company"). Valentec is a manufacturer of stamped and precision machined products for the automotive, commercial and defense industries. The Company also manages the acquisition of ordnance systems for international customers. The Company's manufacturing operations and headquarters are located in California.

Note 2  Summary of Significant Accounting Policies

  Revenue recognition

     Revenues are generally recognized as units are shipped to customers.

     The Company accounts for certain long-term contracts under the percentage of completion method, whereby progress toward contract completion is measured on a cost-incurred basis (including direct labor, materials and allocable indirect manufacturing overhead and general and administrative costs). Losses on long-term contracts are recognized in the period when such losses are identified. On certain contracts with the U.S. Government, contract costs, including indirect costs, are subject to audit and adjustment by negotiations between the Company and government representatives. Contract revenues have been recorded in amounts which are expected to be realized upon final settlement.

  Annual revenues from major customers

     The Company had sales from two customers in fiscal year 1997 aggregating 34% and 19% of net revenues, respectively.

  Concentration of credit risk

     At March 31, 1997, two customers accounted for approximately 31% and 29%, respectively, of its accounts receivable. The Company is potentially subject to a concentration of credit risk consisting of its accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company maintains reserves for potential losses for uncollectible accounts and such losses have historically been immaterial and within management's expectations.

  Environmental expenditures

     Environmental expenditures which extend the life of the related property or prevent future environmental contamination are capitalized. Expenditures that result from the remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recognized for remedial activities when the cleanup is probable and the cost can be reasonably estimated.

  Inventories

     Inventories represent direct labor, materials and overhead costs incurred for products not yet delivered and are stated at the lower of cost (first-in, first-out) or market.

  Property and equipment

     Property and equipment are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Estimated useful lives by class of assets are as follows:

         Machinery and equipment                5-10 years
         Furniture and fixtures                 3-5 years
         Leasehold improvements                 3-10 years or term of lease,
                                                whichever is shorter

     Expenditures for repairs and maintenance are charged to expense as incurred. Renewals or betterments of assets are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the respective accounts and any resulting gain or loss is recognized. Depreciation and amortization expense during fiscal 1997 amounted to $546,000.

  Long-Lived Assets

     The Company has adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and that certain long-lived assets and identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value, less cost of sale.

  Investment in affiliate

     The Company accounts for its 27% investment in SCI under the equity method of accounting, whereby the Company recognizes its proportionate share of income or loss as an adjustment to the carrying value of the investment at historical cost. At March 31, 1997, the Company owned 1,379,200 shares of SCI's common stock. The total estimated fair value of the Company's holdings on March 31, 1997 was approximately $13.7 million.

     The Company has not included certain financial information of its investee SCI, as such information is included in the Consolidated Financial Statements of SCI elsewhere herein.

  Income taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"). Under FAS 109, the deferred tax assets and liabilities are measured each year based on the difference between the financial statement and tax bases of assets and liabilities at the applicable enacted tax rates when temporary differences are expected to reverse. Additionally, a valuation allowance is recorded for that portion of deferred tax assets for which it is more likely than not that the assets will not be realized. The deferred tax provision (benefit) is the result of changes in the deferred tax assets and liabilities.

  Cash equivalents

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

  Fair value of financial instruments

     The financial statements include financial instruments whereby the fair market value of such instruments may differ from amounts reflected on a historical basis. Financial instruments of the Company consist of cash deposits, accounts receivable, accounts payable, certain accrued liabilities, long-term obligations and capital leases. The Company's financial instruments generally approximate their fair values at March 31, 1997. Payables to affiliates generally have no market and as a result, have no readily determinable fair value.

  Use of estimates

     The financial statements have been prepared in conformity with generally accepted accounting principles, which require management to make estimates and assumptions that effect the amounts and disclosures reported in the financial statements and accompanying notes. Significant estimates made by management include allowances for doubtful accounts receivable, reserves for inventories, legal actions and environmental matters, as well as costs to complete on long-term contracts. Actual results could differ from those estimates.


Note 3  Composition of Certain Balance Sheet Components at March 31, 1997

     The   composition  of  certain  balance  sheet  items  is  as  follows  (in thousands):

         Inventories:
                  Raw materials                                     $  854
                  Work-in-process                                      306
                  Finished goods                                        65
                                                                    ------
                                                                    $1,225
                                                                    ======
         Property, plant and equipment:
                  Land and building                                 $   74
                  Machinery and equipment                            4,859
                  Furniture and fixtures                               199
                  Construction in process                              971
                                                                    ------
                                                                     6,103
                  Less accumulated depreciation
                   and amortization                                 (1,498)
                                                                    ------
                                                                    $4,605
                                                                    ======
         Other assets:
                  Deposits                                          $  571
                  Other                                                143
                                                                    ------
                                                                    $  714
                                                                    ======
         Accrued liabilities (Notes 6 and 7):
                  Reserves for litigation                           $  587
                  Deferred rent                                        232
                  Reserve for workers compensation                     201
                  Income taxes payable                                 158
                  Reserve for building repair                          150
                  Reserve for environmental matters                    150
                  Other                                                467
                                                                    ------
                                                                    $1,945
                                                                    ======

         Other long-term liabilities (Note 7):
                  Reserve for building repair                       $  850
                  Reserve for litigation                               799
                  Deferred rent                                        342
                  Reserve for environmental matters                    235
                  Other                                                210
                                                                    ------
                                                                    $2,436
                                                                    ======

Note 4  Related Party Transactions

     The Company sells certain components to affiliates for use in their products. Sales to affiliates totaled $2.6 million for the year ended March 31, 1997. The Company purchases certain components from affiliates for use in its products. Purchases from affiliates amounted to $104,000 for the year ended March 31, 1997.

     SCI allocates certain corporate general and administrative expenses to the Company, such charges were $726,000 for the year ended March 31, 1997. In addition, SCI has made advances to the Company from time to time. At March 31, 1997, such amount, which is noninterest bearing, was $4.3 million.

     At March 31, 1997, the Company had a payable to VIL amounting to $2.8 million as a result of the divestiture of VIL (Notes 1 and 11). Subsequent to March 31, 1997, the Company assumed a demand note payable of $800,000 and a 7% note payable aggregating $2.0 million. The $2.0 million note is payable monthly with interest in equal installments over five years.

     Future annual principal payments under this note payable to affiliate, including the demand note of $800,000, at March 31, 1997 are as follows:

                  1998                                                  $1,146
                  1999                                                     371
                  2000                                                     398
                  2001                                                     427
                  2002 and thereafter                                      458
                                                                        ------
                                                                        $2,800
                                                                        ======

Note 5  Long-Term Obligations

   Long-term  obligations  outstanding as of March 31, 1997
           are as follows (in thousands):
   Revolving credit agreements,
       as described below                                               $1,424
   Term notes, as described below                                        5,071
   Capital equipment notes payable, due
       in  monthly  installments  with  interest  rates  from
       9.28% to  12.75%, maturing at various dates through
       October 2000, secured by machinery and equipment                  1,080
                                                                        ------
   Total debt                                                            7,575
                   Less current portion                                   (571)
                                                                        ------
   Long-term debt, less current portion                                 $7,004
                                                                        ======

     The Company's credit facilities, which were subsequently retired in June 1997, consisted of the following at March 31, 1997: (1) a revolving credit agreement, payable at the discretion of the Company with a $4.0 million maximum limit secured by accounts receivable and inventory with interest paid monthly at prime plus 2.5% (10.75% at March 31, 1997), (2) a $1.2 million term note, secured by fixed assets with interest paid monthly at prime plus 2.5% (10.75% at March 31, 1997), and (3) a demand note with a $6.0 million dollar maximum borrowing capacity with interest paid monthly at LIBOR plus 3% for working capital advances and libor plus 1% for investment financing. Substantially all of the assets of the Company were pledged as collateral under the Company's available credit facilities.

     In May and June 1997, subsequent to the completion of the acquisition of the Company by SCI (Notes 1 and 11), the Company retired its revolving credit and term notes with the proceeds of a $2.0 million equipment note and a loan totaling $4.5 million from SCI. The equipment note is payable in equal monthly installments with an interest rate of 9.38% over five years. The loan received subsequent to year end from SCI bears no interest, has no defined due date and is intended by SCI management to be long-term in nature.

     Future annual maturities of long-term debt, as affected by the retirement of the credit facilities through proceeds from the equipment note and SCI, as of March 31, 1997 are as follows (in thousands):

                  1998                                                $  571
                  1999                                                   716
                  2000                                                   700
                  2001                                                   502
                  2002                                                   467
                  Thereafter                                           4,619
                                                                      ------
                        Total                                         $7,575

Note 6  Income Taxes

         The income tax benefit comprises the following (in thousands):

                  Current:
                    Federal                                            $  --
                    State                                                 --
                                                                       -----
                                                                          --

                  Deferred:
                    Federal                                             (329)
                    State                                                 43
                                                                       -----
                                                                        (286)
                                                                       -----
                                                                       $(286)
                                                                       =====

     The following is a reconciliation of the tax benefit using a Federal statutory tax rate of 34%:
                                                      Amount            Rate

                  Tax at statutory rate              (337,000)          (34%)
                  State income taxes, net             (59,000)           (6)
                  Other                                 8,000             1
                  State net operating loss
                   carryforward limitation            102,000            10
                                                     --------           ---
                                                     (286,000)          (29%)
                                                     ========           ===

     The Company has the following deferred tax assets (liabilities) (in thousands):

         Investment in affiliate                                     $(4,134)
         Property and equipment                                         (111)
         Accruals and reserves                                         1,205
         Net operating losses                                          1,746
         Valuation allowance                                              --
                                                                     -------
         Net deferred tax asset(liability)                           $(1,294)
                                                                     =======

     At March 31, 1997, the Company had Federal and state net operating loss carryforwards of $4.8 million and $1.7 million, respectively, expiring in various years beginning in 2002. The amount of net operating losses that may be utilized in the future may be subject to limitations in the event of a change in control of the Company, as defined in the Internal Revenue Code.


Note 7  Commitments and Contingencies

  Operating leases

     The Company has noncancellable operating leases for office space and equipment that expire at various dates through 2000.

     Future annual minimum lease payments for all noncancellable operating leases are as follows (in thousands):

                  1998                                               $  906
                  1999                                                  904
                  2000                                                  603
                                                                     ------
                  Total future annual minimum
                  lease payments                                     $2,413
                                                                     ======

     Certain of the lease payments are subject to adjustment for increases in utility costs, real estate taxes and inflation. Accordingly, rent expense has been normalized. The Company incurred rent expense of $868,000 for the year ended March 31, 1997. At March 31, 1997, deferred rent included in total liabilities amounted to $574,000.

  Environmental issues

     The Company has certain environmental contingencies as of March 31, 1997. Phase I and II investigations have identified certain environmental issues at its Costa Mesa, California location which will require remediation. The
Company's management estimates that its maximum liability for these environmental matters, over the life of the remediation program, will be $385,000. Such amount is included in total liabilities (Note 3) as of March 31, 1997.

     No other significant environmental matters are known by management.

  Deferred compensation and other matters

     The Company has a deferred compensation agreement with the widow of an officer of a former division. The liability related to this agreement was approximately $151,000 at March 31, 1997.

 Legal proceedings

     The Company is subject to various legal actions arising out of the conduct of its business, relating to product liability. In one case, the plaintiff contends that the Company's products failed inspection. However, the Company contends that the design of the products were produced in accordance with the design specifications. The Company has already received a favorable initial ruling. In another case, the plaintiff contends that the Company bore responsibility for the failure of a product to pass first article production ballistics testing. The matter was resolved in October 1996, resulting in the Company testing the product and paying for any failing products. The Company estimates that one lot does not meet specifications and has accrued for the rework costs. In the opinion of management of the Company, amounts accrued for assessments and rework of $1.4 million in connection with these matters are adequate.

     The Company is obligated to make certain repairs, including the parking lot, the roof and structure to the Costa Mesa, California facility prior to the lease expiration date of 2000. In the opinion of management of the Company, amounts accrued for repairs for the building of $1.0 million are adequate.

Note 8  Benefit Plans

     The  Company has a defined  contribution  plan  intended  to qualify  under
Section 401(k) of the Internal Revenue Code for eligible employees. The plan provides for discretionary employer contributions. The Company made no employer contributions during any of the periods presented in the financial statements.

     During the year ended March 31, 1997, the Company established an Employee Stock Ownership Plan (ESOP). The plan participants include all individuals who were employed by the Company on January 1, 1996. All participants in the plan will vest over a five year period from the inception of the plan.

Note 9  Business Segment Information

     The Company's operations have been classified into two business segments: automotive and defense.

     Summarized financial information by business segment as of and for the year ended March 31, 1997 is as follows (in thousands):

                  Net Sales:
                    Automotive                                     $ 9,479
                    Defense                                          4,547
                                                                   -------
                                                                   $14,026
                                                                   =======
                  Operating loss:
                    Automotive                                      $ (239)
                    Defense                                           (108)
                                                                   -------
                                                                    $ (347)
                                                                   =======

                  Identifiable assets:
                    Automotive                                     $13,945
                    Defense                                          6,563
                                                                   -------
                                                                   $20,508
                                                                   =======

                  Depreciation and amortization:
                    Automotive                                     $   371
                    Defense                                            175
                                                                   -------
                                                                   $   546
                                                                   =======
                  Capital expenditures:
                    Automotive                                     $   953
                    Defense                                            163
                                                                   -------
                                                                   $ 1,116
                                                                   =======


Note 10  Supplemental Information

     In connection with the proposed offering of Senior Subordinated Notes as described elsewhere herein, the Company will be a guarantor, and accordingly, the following condensed financial information is provided:

                            HISTORICAL BALANCE SHEET
    EXCLUDING ASSETS AND LIABILITIES OF VALENTEC INTERNATIONAL, Ltd. (NOTE 1)
                                 March 31, 1997
                                 (in thousands)




                                                                       March 31,
                                                                         1996
                                                                       ---------

ASSETS
Current assets:
  Cash and cash equivalents                                            $ 1,323
  Accounts receivable, net                                               3,766
  Inventories                                                            1,114
  Deferred income taxes                                                    959
  Prepaid expenses and other                                             2,494
                                                                       -------
                  Total current assets                                   9,656

Property, plant, and equipment, net                                      4,901
Other assets                                                               906
Investment in affiliate                                                  9,756
                                                                       -------
                  Total assets                                         $25,219
                                                                       =======

LIABILITIES AND CAPITAL DEFICIENCY
Current liabilities:
  Accounts payable                                                     $ 2,459
  Payable to affiliates                                                  1,317
  Accrued liabilities                                                    1,497
  Other current liabilities                                              1,297
  Current portion of long-term obligations                               4,760
                                                                        ------
                  Total current liabilities                             11,330

Long-term obligations                                                    4,008
Notes payable to affiliates                                              4,037
Other long-term liabilities                                              5,249
Deferred income taxes                                                    3,415
                                                                        ------
                  Total liabilities                                     28,039
                                                                        ------

Capital Deficiency:
  Common stock, $.01 par value per share,
  3,000,000 shares authorized;
  2,160,000 shares issued and outstanding                                   22
  Additional paid-in capital                                               428
  Accumulated deficit                                                   (3,270)
                                                                        ------
                  Total capital deficiency                              (2,820)
                                                                       -------
                  Total liabilities and capital deficiency             $25,219
                                                                       =======

           HISTORICAL STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
          EXCLUDING OPERATIONS OF VALENTEC INTERNATIONAL LTD. (NOTE 1)
                   For the Years Ended March 31, 1995 and 1996
                                 (in thousands)




                                                        March 31,      March 31,
                                                         1996            1995
                                                        -------        -------

Net revenues                                            $19,367        $16,979
Cost of revenues                                         16,778         16,145
                                                        -------        -------
         Gross profit                                     2,589            834
Selling and marketing expenses                              226            389
General and administrative expenses                       1,754          2,303
Restructuring charges                                    13,954             --
                                                        -------        -------
         Operating loss                                  13,345         (1,858)
Other expense (income)                                      366           (549)
Gain on partial sale of investment in affiliate           9,712          8,186
Gain on sale of fixed assets                                 --          1,147
Interest expense, net                                     1,132            617
Income from investment in affiliate
 (Notes 2 and 11)                                         1,343            957
                                                        -------        -------
         Income (loss) before income taxes               (3,788)         8,364
Income taxes                                             (1,020)         4,629
                                                        -------        -------
         Net income (loss)                               (2,768)         3,735
Repurchase of common stock                                 (575)            --
Retained earnings (accumulated deficit)
  beginning of year                                          73         (3,662)
                                                        -------         ------
Retained earnings (accumulated deficit)
  end of year                                           $(3,270)       $    73
                                                        =======        =======

                       HISTORICAL STATEMENT OF CASH FLOWS
          EXCLUDING CASH FLOWS OF VALENTEC INTERNATIONAL, LTD. (NOTE 1)
                   For the Years Ended March 31, 1995 and 1996
                                 (in thousands)




                                                        March 31,      March 31,
                                                          1996           1995
                                                        -------         ------

Cash flows from operating activities:
  Net income (loss)                                     $(2,768)        $3,735
  Adjustments to reconcile net income
   (loss) to net cash used in operating
   activities:
  Depreciation and amortization                             728            567
  Income from investment in affiliate                    (1,343)          (957)
  Gain on partial sale of investment
   in affiliate                                          (9,712)        (8,186)
  Changes in operating assets and
   liabilities:
    Accounts receivable, net                             (1,667)           320
    Inventories                                             160            (43)
    Deferred income taxes                                  (304)         3,941
    Prepaid expenses and other                             (842)          (672)
    Accounts payable                                        351           (349)
    Accrued liabilities                                    (436)          (800)
    Other liabilities                                    (1,048)        (3,826)
                                                        -------         ------
         Net cash used in operating activities          (16,881)        (6,270)
                                                        -------         ------
Cash flows from investing activities:
  Additions to property and equipment                      (700)        (1,632)
  Proceeds from partial sale of
  investment in affiliate                                16,509          1,621
                                                        -------        -------
         Net cash provided by (used in)
         investing activities                            15,809            (11)
                                                       --------         ------
Cash flows from financing activities:
  Net borrowings under long-term obligations              3,284            771
  Repurchase of common stock                               (625)            --
  Net borrowings of notes payable to affiliates             138          4,070
  Net borrowings from affiliate                            (499)         1,537
                                                        -------        -------
         Net cash provided by (used in)
         financing activities                             2,298          6,378
Increase in cash and cash equivalents                     1,226             97
Cash beginning of year                                       97              0
                                                       --------        -------
Cash and cash equivalents, end of year                 $  1,323        $    97
                                                       ========        =======

Note 11  Subsequent Events

     Pursuant to a definitive Stock Purchase Agreement, effective as of May 22, 1997, SCI acquired all of the outstanding common stock of Valentec in a tax-free stock-for-stock exchange. As a condition to the consummation of such acquisition, Valentec divested VIL, the proceeds from which were insignificant. Valentec was the SCI's largest shareholder immediately prior to the acquisition owning approximately 27%, or 1,379,200 shares of the issued and outstanding shares of the SCI common stock. SCI issued the shareholders of Valentec an aggregate of 1,369,200 newly issued shares of its common stock.

     The purchase price for the Valentec acquisition was negotiated between Valentec and a special committee consisting of independent members of the Board of Directors of SCI. The special committee was advised by independent legal counsel and an independent financial advisor as to the fairness from a financial point of view of the consideration to be received by SCI to SCI's shareholders other than Valentec.

     The acquisition was accounted for as a purchase. The aggregate purchase price amounted to approximately $14.3 million, including direct acquisition costs of approximately $600,000. The assets and liabilities acquired approximate their fair value, except for the common stock of SCI held by Valentec. These common shares which were previously accounted for under the equity method of accounting for the investment by the Company will be recorded as treasury shares at their estimated fair value of $13.7 million. Management intends to merge Valentec into SCI during fiscal 1998. The excess of the purchase price over the fair value of the net assets acquired will be allocated to goodwill.

     Also see Notes 4 and 5 for additional information regarding subsequent events.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      SAFETY COMPONENTS INTERNATIONAL, INC.



                                      By: /s/ JEFFREY J. KAPLAN
                                          -------------------------------------
                                          Name:    Jeffrey J. Kaplan
                                          Title:   Executive Vice President and
                                                      Chief Financial Officer

Date: August 5, 1997